UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 16, 2010

NATIONAL COAL CORP.
(Exact name of registrant as specified in its charter)

Florida	0-26509	65-0601272
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8915 George Williams Road
Knoxville, Tennessee 37923
(Address of Principal Executive Offices/Zip Code)

(865) 690-6900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01.	Entry Into a Material Definitive Agreement

Effective April 16, 2010, National Coal Corp. together with our wholly-owned subsidiary, National Coal Corporation, entered into an amendment (the “Amendment”) to the asset purchase agreement dated April 8, 2010  with Ranger Energy Investments, LLC, regarding the sale of a portion of our assets located on the New River Tract in Eastern Tennessee. Pursuant to the terms of the Amendment, the parties agreed to certain adjustments to the listing of assets subject to sale and the allocation of the purchase price. The parties also agreed to provide for the transfer of utilities at the subject property during the 15-day period follow the closing of the asset sale.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2010	NATIONAL COAL CORP.

By: /s/ Daniel A. Roling Daniel A. Roling Chief Executive Officer and President